UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 18, 2011 (January 24, 2011)
Princeton National Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street
Princeton, Illinois	61356

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 24, 2011, Princeton National Bancorp, Inc. (the “Company”) announced the appointment of Donald Miskowiec as a director of the Company and Citizens First National Bank to be effective February 3, 2011. Mr. Miskowiec currently serves as the Chief Executive Officer of North Central Behavioral Health Systems. Contrary to the January 24, 2011 announcement, Mr. Miskowiec informed the Company on February 14, 2011 that due to recent unpredicted changes in his work commitments which will significantly increase the time Mr. Miskowiec will be required to devote to his business, he will not have the availability, to the degree he would like, to support the bank and the Company through the efforts of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Chief Executive Officer

Dated: February 18, 2011